Exhibit 21.1

ExamWorks Group, Inc.

The following table lists the direct and indirect subsidiaries of ExamWorks Group, Inc.

Jurisdiction of
Incorporation or
Name	Organization

ExamWorks, Inc.	Delaware
Southwest Medical Examination Services, Inc.	Texas
Diagnostic Imaging Institute, Inc.	Texas
Pacific Billing Services, Inc.	Texas
Marquis Medical Administrators, Inc.	New York
Florida Medical Specialists, Inc.	New Jersey
CFO Medical Services, LLC	New Jersey
IME Software Solutions, LLC	Michigan
ExamWorks Review Services, LLC	Delaware
Ricwel of West Virginia, LLC	West Virginia
ExamWorks Evaluations of New York, LLC	New York
Network Medical Review Company, Ltd.	Illinois
Network Medical Management Company, Ltd.	Illinois
Elite Physicians, Ltd.	Illinois
Insurance Appeals, Ltd.	Illinois
WorkersFirst, Inc.	Illinois
MES Group, Inc.	Michigan
Medical Evaluation Specialists, Inc.	Michigan
Medical Evaluation Specialists	California
Medical Evaluation Specialists—Massachusetts, Inc.	Massachusetts
Medical Evaluation Specialists, Inc.	Pennsylvania
MES Management Services, Inc.	New York
Lone Star Consulting Services, Inc.	Texas
DDA Management Services, LLC	New York
MLS Group of Companies, Inc.	Michigan
Medicolegal Services, LLC	Delaware
IME Resources, LLC	Delaware
CredentialMed, LLC	Delaware
iSalus, LLC	Delaware
ExamWorks Canada, Inc.	Delaware
SOMA Medical Assessments Corp.	Ontario, Canada
Direct IME Corp.	Ontario, Canada
MF IMA Corp.	Ontario, Canada
Matrix Health Management Corp.	Ontario, Canada
North York Rehabilitation Centre Corp.	Ontario, Canada
Capital Vocational Specialists Corp.	Ontario, Canada
Orange4 Inc.	Ontario, Canada
Orange5 Inc.	Ontario, Canada
IMA Resources Corp.	Ontario, Canada
ExamWorks Europe, Inc.	Delaware
ExamWorks UK Ltd	England and Wales
UK Independent Medical Services Limited	England and Wales
UK Legal Funding Solutions Ltd	England and Wales
Legal Evolve Limited	England and Wales
Independent Medical Reporting (IMR) Limited	England and Wales
Independent Medical Reports Limited	England and Wales

Independent Medical Assessment Services Ltd	England and Wales
Independent Medical Experts Limited	England and Wales
Independent Medical Providers Ltd	England and Wales
Independent Reports Limited	England and Wales
Axis Costs Limited	England and Wales
UK Legal Imaging Services Limited	England and Wales
Premex Group Limited	England and Wales
Premex Services Limited	England and Wales
Premex Document Management Limited	England and Wales
Premex Insight Limited	England and Wales
Premex Services (Liverpool) Limited	England and Wales
Howarth Medical Reporting Services Limited	England and Wales
Premex Properties Limited	England and Wales
3d Risk Solutions Limited	England and Wales
3d Solutions Limited	England and Wales
Premex Rehabilitation Limited	England and Wales
Micrah Services Limited	England and Wales
Micrah Rehabilitation Limited	England and Wales